UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

CoJax Oil and Gas Corporation

(Exact name of registrant as specified in its charter)

Virginia	333-232845	46-1892622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3033 Wilson Boulevard, Suite E-605 Arlington, Virginia	22201
(Address of principal executive offices)	(Zip Code)

(703) 216-8606

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02	Unregistered Sales of Equity Securities

On February 16, 2021, the board of directors (“Board”) of CoJax Oil and Gas Corporation (the “Company”) approved the grant of 5,000 shares of the Company’s common stock to each of Jeffrey J. Guzy, an officer and sole director of the Company, and Wm. Barrett Wellman, an officer of the Company.

On February 18, 2021, the Board approved the issuance of an aggregate of 310,250 shares of the Company’s common stock to Newbridge Securities Corporation (“Newbridge”) and its designees for services previously provided by Newbridge to the Company in connection with the consummation of the acquisition of Barrister Energy, LLC.

On February 23, 2021, the Board approved the issuance of an aggregate of 100,000 shares of the Company’s common stock to certain consultants for services previously provided to the Company.

The issuance of the shares described above are exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as transactions by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CoJax Oil and Gas Corporation

Date: February 24, 2021	By:	/s/ Jeffrey J. Guzy
	Name:	Jeffrey J. Guzy
	Title:	Chief Executive Officer (principal executive officer)